UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 3, 2016
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NOVATEL WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)
9645 Scranton Road
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 812-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
The information in this report on Form 8-K is furnished under “Item 2.02 Results of Operations and Financial Condition” and Exhibit 99.1, attached hereto, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references such disclosure in this Form 8-K.
On November 3, 2016, Novatel Wireless, Inc. (the “Company”) issued a press release containing preliminary financial results for the third quarter ended September 30, 2016.
Item 8.01    Other Events.
On November 3, 2016, the Company issued a press release announcing its plans to reorganize its business by creating a new holding company structure in connection with its agreement to sell the Company’s mobile broadband MiFi® business to T.C.L. Industries Holdings (H.K.) Limited (“TCL”). The new holding company, Inseego Corp. (“Inseego”), will replace the Company as the publicly held corporation effective November 9, 2016. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished with this report:

99.1	Press release, dated November 3, 2016, containing the Company's preliminary financial results for the third quarter ended September 30, 2016.
99.2	Press release, dated November 3, 2016, concerning the Company’s planned reorganization.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the Company’s plans to reorganize its business by creating a new holding company structure and the sale of the Company’s mobile broadband business to TCL, including the timing and expected benefits thereof. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in the Annual Report on Form 10-K of Novatel Wireless, Inc. for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC.
Additional Information and Where to Find It
Following the planned reorganization, the stockholders of Inseego will be asked to approve the sale of the Company’s mobile broadband business to TCL. In order to solicit this approval, Inseego will file documents with the SEC, including a definitive proxy statement relating to the proposed sale. The definitive proxy statement will also be mailed to Inseego’s stockholders in connection with the proposed sale. Investors and security holders are urged to read these documents when they become available because they will contain important information about Inseego, the mobile broadband business and the proposed sale. Investors and security holders may obtain free copies of these documents and other related documents when they are filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Inseego, c/o Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, California 92121, Attention: Stockholder Services.

Participants in Solicitation
Inseego and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Inseego in connection with the proposed sale. Information regarding the interests of these directors and executive officers in the proposed sale will be included in the definitive proxy statement when it is filed with the SEC. Additional information regarding the directors and executive officers of Inseego is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 15, 2016 and the definitive proxy statement relating to the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Stockholder Services at the Company, as described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President, General Counsel and Secretary

Date: November 3, 2016